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                                                                   Exhibit 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of NovaCare Employee Services, Inc. for the registration of an additional 500,000 shares (575,000 shares if the overallotment is exercised) of its common stock of our report dated July 31, 1997, except for Notes 1 and 13 as to which the date is November 6, 1997, relating to the consolidated financial statements of NovaCare Employee Services, Inc., which appears on page F-3, and to all references to our Firm included in the Registration Statement on Form S-1 or NovaCare Employee Services, Inc. (No. 333-35071) dated November 10, 1997 and incorporated by reference in this Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."



/s/ Price Waterhouse LLP



Philadelphia, Pennsylvania
November 10, 1997